Exhibit 99.1
Triple-S Management Corporation
` 1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com
FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan-José Román	Kathy Waller
Finance Vice President & CFO	AllWays Communicate, LLC
(787) 749-4949	(312) 543-6708
Triple-S Management Corporation Reports Fourth Quarter 2010 Results
SAN JUAN, Puerto Rico, February 9, 2011 — Triple-S Management Corporation (NYSE:GTS), one of the leading managed care companies in Puerto Rico, today announced consolidated revenues of $431.6 million and operating income of $21.7 million for the three months ended December 31, 2010. Net income of $20.0 million, or $0.69 per diluted share, includes an after tax net gain of $6.5 million, or $0.22 per diluted share, related to net realized and unrealized gains on investments and derivatives. Pro forma net income was $13.5 million, or $0.47 per diluted share.
Fourth-Quarter Consolidated Highlights
•	Total consolidated operating revenues were $423.6 million;

•	Operating income was $21.7 million;

•	Excluding net realized and unrealized gains and losses on investments and derivatives, net income was $13.5 million, or $0.47 per diluted share;

•	Consolidated loss ratio was 79.6% and the medical loss ratio (MLR) was 84.0%;

•	Commercial fully-insured member month enrollment rose 1.2%.
“The period’s results were in line with expectations, including a 4.6% increase in our Commercial premiums and lower adjusted MLR,” said Ramón M. Ruiz-Comas, President and Chief Executive Officer. “Our results for this quarter demonstrate the stability of our continuing businesses despite losing the Medicaid revenue stream. Since August, we have moved quickly to identify opportunities to grow our business and absorb the G&A impact of closing this business. Our capital resources are being redeployed into our Medicare and Commercial businesses, which we believe have the most significant potential going forward.”
Ruiz-Comas continued, “The recently completed acquisition of American Health reflects our ongoing commitment to identify strategically appropriate acquisition opportunities within Puerto Rico where we can capitalize on the strength of our physician networks, brand leadership, and ability to grow market share. This transaction, which will be immediately accretive, positions us for continued expansion in the Medicare Advantage segment. We also anticipate that the premium revenue and efficiencies associated with this acquisition will compensate for the impact of future CMS rate adjustments.”
“As we enter 2011, we are excited about our growth prospects. We are pleased with our steadily improving corporate performance, our disciplined operating cost management, the success of our medical management initiatives, and our diversified and growing business
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base. Our strategic focus on Medicare Advantage and our well established presence in the Commercial market, along with improving cash flow and greater corporate efficiencies, should position us well for the remainder of this year and beyond,” concluded Ruiz-Comas.
Selected Quarterly Details
•	Pro Forma Net Income was $13.5 million, or $0.47 Per Diluted Share. Weighted average shares outstanding were 29.1 million. This compares with pro forma net income of $24.4 million, or $0.83 per diluted share, in the corresponding quarter of 2009, based on weighted average shares outstanding of 29.3 million.

•	Consolidated Premiums Fell 14.8% to $407.6 million. The decline is principally due to the termination of the Medicaid contracts. Consolidated premiums, excluding Medicaid, posted a 2.1% year-over-year increase, largely the result of higher rates and increased Commercial member month enrollment.

•	Consolidated Administrative Service Fees Declined 74.7%, to $4.7 million. The significant decrease primarily reflects the termination of the Medicaid contracts and a performance incentive recorded in the 2009 period as the result of the savings achieved in the Metro-North region.

•	Managed Care Membership. Fully insured Commercial membership was 484,163, up 0.7% from last year. Medicare membership declined 8.7%, to 63,553, mostly in the dual-eligible product. Medicaid fully insured membership was 340,453 at the end of 2009.

•	Consolidated Loss Ratio Fell By 500 Basis Points. Consolidated claims incurred were $324.6 million, 19.8% below a year ago, principally due to the termination of the Medicaid contracts. The lower consolidated loss ratio reflects the lost Medicaid business, which had an MLR of 97.2% in 2009.

•	Managed Care MLR Declined By 470 Basis Points, to 84.0%. Excluding the effect of the lost Medicaid contracts, the ratio increased 100 basis points, reflecting a higher Medicare Advantage MLR offset by a 40-basis-point reduction in the Commercial MLR.

•	Consolidated Operating Expense Ratio Was 18.7%. The consolidated operating expense ratio rose 440 basis points from the prior year mainly due to the termination of the Medicaid contracts. Consolidated operating expenses increased by $6.0 million, or 8.4%, from a year ago, primarily attributable to increased IT costs related to our new managed care electronic data processing system, higher intangible asset amortization, and marketing and advertising expenses.

•	Consolidated Operating Income Declined 36.5%, to $21.7 Million. The decrease reflects the termination of the Medicaid contracts, higher consolidated operating expenses and a higher performance incentive recorded in the 2009 period.

•	Consolidated Operating Income Margin Was 5.1%. The consolidated operating margin narrowed by 160 basis points year over year due to lower revenue and increased operating expenses.

•	Parent Company Information. As of December 31, 2010, Triple-S Management had $62.8 million in parent company cash, cash equivalents, and investments.
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	Pro Forma Net Income
	Three months ended		Year ended
(Unaudited)	December 31,		December 31,
(dollar amounts in millions)	2010	2009	2010	2009

Pro forma net income:
Net income	$20.0	$28.1	$66.8	$68.8
Net realized investment gains, net of tax	(2.3)	(1.5)	(2.2)	(0.5)
Net unrealized trading investments gains, net of tax	(4.1)	(2.1)	(4.6)	(8.9)
Derivative loss (gain), net of tax	(0.1)	(0.1)	0.8	—

Pro forma net income	$13.5	$24.4	$60.8	$59.4

Diluted pro forma net income per share	$0.47	$0.83	$2.08	$2.01

Year-End Recap
For the year ended December 31, 2010, consolidated operating revenues rose 1.0%, to $1.99 billion, primarily reflecting growth in the Managed Care segment. Consolidated claims incurred were $1.60 billion, down 0.6% year over year. The consolidated loss ratio and MLR for the year ended December 31, 2010 decreased 190 basis points and 180 basis points, respectively. Accounting for reserve developments, loss adjustment expenses associated with exiting the Medicaid business, and premium adjustments, the MLR decreased 100 basis points. The MLR improvement in the year is mostly the result of the new risk-sharing agreement with our providers in the Medicare Advantage dual eligible product and lower Commercial utilization trends. Consolidated operating expenses for the twelve months ended December 31, 2010, were $305.0 million and the operating expense ratio was 15.7%. Pro forma net income for the year ended December 31, 2010, was $60.8 million, or $2.08 per diluted share, based on weighted average shares outstanding of 29.2 million, compared with $59.4 million, or $2.01 per diluted share, based on weighted average shares outstanding of 29.6 million at the same time last year.
Segment Performance
Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property and Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net administrative service fees and net investment income. Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating gain or loss divided by operating revenues.
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	Three months ended
	December 31,				Year ended December 31,
(Unaudited)			Percentage				Percentage
(dollar amounts in millions)	2010	2009	Change		2010	2009	Change

Premiums earned, net:
Managed Care:
Commercial	$232.1	$221.9	4.6%		$947.1	$822.1	15.2%
Medicaid	11.7	90.4	(87.1%)		284.8	348.1	(18.2%)
Medicare	113.7	118.3	(3.9%)		468.4	506.9	(7.6%)

Total managed care	357.5	430.6	(17.0%)		1,700.3	1,677.1	1.4%

Life Insurance	27.1	25.6	5.9%		105.8	100.1	5.7%
Property and Casualty	24.0	23.2	3.4%		99.2	96.2	3.1%
Other	(1.0)	(1.1)	(9.1%)		(4.2)	(4.3)	(2.3%)

Total premiums earned	$407.6	$478.3	(14.8%)		$1,901.1	$1,869.1	1.7%

Operating revenues:
Managed Care	$368.2	$455.6	(19.2%)		$1,763.3	$1,750.0	0.8%
Life Insurance	31.3	29.9	4.7%		122.9	116.9	5.1%
Property and Casualty	25.9	26.1	(0.8%)		109.3	107.9	1.3%
Other	(1.8)	(1.4)	28.6%		(5.7)	(5.0)	14.0%

Total operating revenues	$423.6	$510.2	(17.0%)		$1,989.8	$1,969.8	1.0%

Operating income:
Managed Care	$16.3	$25.1	(35.1%)		$63.8	$57.2	11.5%
Life Insurance	4.3	3.6	19.4%		17.3	14.6	18.5%
Property and Casualty	0.3	4.4	(93.2%)		3.6	8.8	(59.1%)
Other	0.8	1.1	(27.3%)		3.3	4.0	(17.5%)

Total operating income	$21.7	$34.2	(36.5%)		$88.0	$84.6	4.0%

Operating margin:
Managed Care	4.4%	5.5%	-110	bp	3.6%	3.3%	30	bp
Life Insurance	13.7%	12.0%	170	bp	14.1%	12.5%	160	bp
Property and Casualty	1.2%	16.9%	-1570	bp	3.3%	8.2%	-490	bp
Consolidated	5.1%	6.7%	-160	bp	4.4%	4.3%	10	bp

Depreciation and amortization expense	$3.8	$3.3	15.2%		$14.4	$9.6	50.0%
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	Three months ended		Year ended
	December 31,		December 31,
Managed Care Additional Data	2010	2009	2010	2009
(dollar amounts in millions)
Member months enrollment
Commercial:
Fully-insured	1,461,006	1,443,808	5,982,094	5,421,586
Self-funded	726,747	771,039	2,966,291	2,726,036
Total Commercial	2,187,753	2,214,847	8,948,385	8,147,622

Medicaid:
Fully-insured	0	1,018,532	3,078,288	4,016,332
Self-funded	0	597,576	1,782,426	2,321,144
Total Medicaid	0	1,616,108	4,860,714	6,337,476

Medicare:
Medicare Advantage	163,628	177,227	670,250	742,666
Stand-alone PDP	27,902	29,399	112,297	117,700
Total Medicare	191,530	206,626	782,547	860,366

Total member months	2,379,283	4,037,581	14,591,646	15,345,464

Claim liabilities	$236.2	$236.4

Days claim payable			58	57

Premium PMPM:
Managed care	$216.35	$161.32	$172.74	$162.85
Commercial	$158.83	$153.67	$158.31	$151.64
Medicaid	—	$88.74	$92.52	$86.67
Medicare	$593.89	$572.46	$598.56	$589.09

Consolidated loss ratio	79.6%	84.6%	84.0%	85.9%

Medical loss ratio	84.0%	88.7%	88.1%	89.9%
Commercial	88.7%	89.1%	89.7%	90.4%
Medicaid	—	97.2%	89.5%	91.8%
Medicare Advantage	85.6%	81.7%	84.3%	88.0%
Medicare Part D	59.6%	68.4%	71.7%	85.4%

Adjusted Medical Loss Ratio	87.1%	89.2%	88.1%	89.1%
Commercial	87.5%	89.8%	89.3%	90.3%
Medicaid	—	93.8%	92.3%	91.0%
Medicare Advantage	84.8%	84.8%	83.7%	86.0%
Medicare Part D	60.5%	72.4%	71.2%	86.9%

Consolidated operating expense ratio	18.7%	14.3%	15.7%	14.6%

Managed Care Operating expense ratio	14.2%	10.8%	11.6%	10.7%
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Managed Care	As of December 31,
Membership by Segment	2010	2009

Members:
Commercial:
Fully-insured	484,163	480,671
Self-insured	241,165	256,615

Total Commercial	725,328	737,286

Medicare:
Medicare Advantage	54,276	59,825
PDP	9,277	9,780

Total Medicare	63,553	69,605

Medicaid:
Fully-insured	—	340,453
Self-insured	—	199,689

Total Medicaid	—	540,142

Total members	788,881	1,347,033

2011 Guidance
Ruiz-Comas said, “Entering 2011, we have remained focused on driving organic growth with new marketing initiatives and our expanded agent network, as well as reducing our MLR, which will further boost margins. Our guidance for this year includes the recent acquisition of American Health.”

2011 Range
Medical enrollment fully-insured (member months)	7.1-7.3 million
Medical enrollment self-insured (member months)	2.5-2.6 million
Consolidated operating revenues (in billions)	$2.0-$2.2
Consolidated loss ratio	83.0%-84.0%
Medical loss ratio	87.0%-88.0%
Consolidated operating expense ratio	15.3%-15.8%
Consolidated operating income (in millions)	$89.0-$95.0
Consolidated effective tax rate	21.5%-23.5%
Pro forma earnings per share	$2.13-$2.23
Weighted average of diluted shares outstanding (in millions)	29.1
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Conference Call and Webcast
Management will host a conference call and webcast Wednesday, February 9 at 9:00 a.m. Eastern Time to discuss its financial results for the fourth quarter and year ended December 31, 2010, as well as expectations for future earnings. To participate, callers within the U.S. and Canada should dial 1-877-941-2928, and international callers should dial 1-480-629-9725 about five minutes before the presentation.
To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.
About Triple-S Management Corporation
Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield brand through its subsidiary Triple-S Salud, Inc. and effective February 2011, also offer non-branded Medicare products through American Health Inc. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.
For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.
Forward-Looking Statements
This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.
All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).
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In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:
•	Trends in health care costs and utilization rates

•	Ability to secure sufficient premium rate increases

•	Competitor pricing below market trends of increasing costs

•	Re-estimates of policy and contract liabilities

•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance

•	Significant acquisitions or divestitures by major competitors

•	Introduction and use of new prescription drugs and technologies

•	A downgrade in the Company’s financial strength ratings

•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

•	Ability to contract with providers consistent with past practice

•	Ability to successfully implement the Company’s disease management and utilization management programs

•	Volatility in the securities markets and investment losses and defaults

•	General economic downturns, major disasters, and epidemics
This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.
Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.
-FINANCIAL TABLES ATTACHED-
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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

	Unaudited
	December 31,	December 31,
	2010	2009
Assets

Investments	$1,105,926	$1,049,309
Cash and cash equivalents	45,021	40,376
Premium and other receivables, net	325,780	272,932
Deferred policy acquisition costs and value of business acquired	146,086	139,917
Property and equipment, net	76,745	68,803
Other assets	60,121	77,367

Total assets	$1,759,679	$1,648,704

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$760,028	$738,970
Accounts payable and accrued liabilities	241,352	204,295
Long-term borrowings	141,027	167,667

Total liabilities	1,142,407	1,110,932

Stockholders’ equity:
Common stock	28,816	29,153
Other stockholders equity	588,456	508,619

Total stockholders’ equity	617,272	537,772

Total liabilities and stockholders’ equity	$1,759,679	$1,648,704

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	Unaudited	Historical	Unaudited	Historical
	2010	2009	2010	2009
Revenues:
Premiums earned, net	$407,651	$478,306	$1,901,100	$1,869,086
Administrative service fees	4,687	18,661	39,546	48,643
Net investment income	11,257	13,280	49,145	52,136

Total operating revenues	423,595	510,247	1,989,791	1,969,865

Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	(64)	(1,165)	(2,997)	(7,118)
Net realized gains, excluding other-than-temporary impairment losses on securities	2,855	2,981	5,529	7,732

Total net realized investment gains	2,791	1,816	2,532	614

Net unrealized investment gain on trading securities	4,802	2,461	5,433	10,497
Other income, net	485	845	889	1,237

Total revenues	431,673	515,369	1,998,645	1,982,213

Benefits and expenses:
Claims incurred	324,609	404,724	1,596,789	1,605,874
Operating expenses	77,293	71,358	304,995	279,418

Total operating costs	401,902	476,082	1,901,784	1,885,292

Interest expense	3,032	3,311	12,658	13,270

Total benefits and expenses	404,934	479,393	1,914,442	1,898,562

Income before taxes	26,739	35,976	84,203	83,651

Income tax expense	6,675	7,872	17,402	14,871

Net income	$20,064	$28,104	$66,801	$68,780

Basic net income per share	$0.69	$0.96	$2.30	$2.33

Diluted earnings per share	$0.69	$0.96	$2.28	$2.33
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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)

	For the Year Ended
	December 31,
	Unaudited	Historical
	2010	2009
Net cash provided by operating activities	$37,063	$72,585

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	121,968	241,368
Fixed maturities matured	175,483	189,144
Equity securities	41,802	9,877
Securities held to maturity:
Fixed maturities matured	2,587	7,819
Acquisition of investments:
Securities available for sale:
Fixed maturities	(337,569)	(459,705)
Equity securities	(26,957)	(3,684)
Fixed maturity securities held to maturity	(1,050)	(1,502)
Net inflows / (outflows) for policy loans	53	(489)
Net capital expenditures	(19,222)	(18,706)

Net cash used in investing activities	(42,905)	(35,878)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	281	(5,645)
Proceeds from short-term borrowings, net	40,575	—
Repayments of long-term borrowings	(26,367)	(1,640)
Repurchase and retirement of common stock	(5,642)	(32,355)
Proceeds from policyholder deposits	10,691	4,307
Surrenders of policyholder deposits	(9,051)	(7,093)

Net cash provided by / (used in) financing activities	10,487	(42,426)

Net increase / (decrease) in cash and cash equivalents	4,645	(5,719)

Cash and cash equivalents, beginning of period	40,376	46,095

Cash and cash equivalents, end of period	$45,021	$40,376

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